Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 27% TO $13.81 BILLION

SEATTLE—(BUSINESS WIRE)—October 25, 2012—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2012.

Operating cash flow increased 8% to $3.37 billion for the trailing twelve months, compared with $3.11 billion for the trailing twelve months ended September 30, 2011. Free cash flow decreased 31% to $1.06 billion for the trailing twelve months, compared with $1.53 billion for the trailing twelve months ended September 30, 2011.

Common shares outstanding plus shares underlying stock-based awards totaled 469 million on September 30, 2012, consistent with 469 million one year ago.

Net sales increased 27% to $13.81 billion in the third quarter, compared with $10.88 billion in third quarter 2011. Excluding the $348 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 30% compared with third quarter 2011.

Operating loss was $28 million in the third quarter, compared with operating income of $79 million in third quarter 2011. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating loss was $3 million.

Net loss was $274 million in the third quarter, or $0.60 per diluted share, compared with net income of $63 million, or $0.14 per diluted share, in third quarter 2011. The third quarter 2012 includes a loss of $169 million, or $0.37 per diluted share, related to our equity-method share of the losses reported by LivingSocial, primarily attributable to its impairment charge of certain assets, including goodwill.

“Our approach is to work hard to charge less. Sell devices near breakeven and you can pack a lot of sophisticated hardware into a very low price point,” said Jeff Bezos, founder and CEO of Amazon.com. “And our approach is working — the $199 Kindle Fire HD is the #1 bestselling product across Amazon worldwide. Incredibly, this is true even as measured by unit sales. The next two bestselling products worldwide are our Kindle Paperwhite and our $69 Kindle. We’re selling more of each of these devices than the #4 bestselling product, book three of the Fifty Shades of Grey series. And we haven’t even started shipping our best tablet — the $299 Kindle Fire HD 8.9” ships November 20.”

Highlights

•	Compared to the iPad mini, Kindle Fire HD 8.9” has:

¡	193% more pixels (2,304,000 pixels vs. 786,432 pixels)

¡	56% more pixels-per-inch (254 vs. 163)

¡	Watch HD movies and TV — cannot on iPad mini (iPad mini is an SD device)

¡	Better audio with dual stereo speakers and Dolby Digital Plus

¡	Wi-Fi with dual band, dual antennas + MIMO

¡	Costs $30 less

•	Compared to the iPad mini, Kindle Fire HD 7” has:

¡	30% more pixels (1,024,000 vs. 786,432 pixels)

¡	33% more pixels per inch (216 vs. 163)

¡	Watch HD movies and TV — cannot on iPad mini (iPad mini is an SD device)

¡	Better audio with dual stereo speakers and Dolby Digital Plus

¡	Wi-Fi with dual band, dual antennas + MIMO

¡	Costs $130 less

•

Amazon.com introduced the fifth generation Kindle e-readers: Kindle Paperwhite is the most advanced e-reader ever constructed with 62% more pixels and 25% increased contrast, a patented built-in front light for reading in all lighting conditions, up to 8 weeks of battery life, and a thin and light design for just $119; Kindle Paperwhite Wi-Fi + 3G — never pay for or hunt for a Wi-Fi hotspot with the all-new top-of-the-line Kindle e-reader with free 3G wireless for just $179; and the new latest generation Kindle, the lightest and smallest Kindle, now with new, improved fonts, faster page turns for just $69.

•

Amazon.co.jp launched the Japanese Kindle Store, offering customers a vast selection of over 50,000 Japanese-language Kindle books. In total, the store offers over one million titles, including the largest selection of bestsellers in English and other languages.

•

Amazon.com announced a new licensing agreement with EPIX for movies including The Avengers, Iron Man 2, The Hunger Games, Super 8, Thor, and more, expanding its catalog of title offerings for Prime Instant Video to more than 30,000 movies and TV episodes.

•

Amazon announced significant updates to Cloud Player, including scan and match technology which provides customers a fast and easy way to get all of their music from their computers to the cloud. Cloud Player customers can then enjoy their music on their favorite devices, including Kindle Fire, iPhone, iPod Touch, Android devices, Sonos home entertainment systems, and any web browser. Amazon also expanded Cloud Player to the U.K., Germany, France, Italy, and Spain.

•

Amazon announced it is hiring for more than 50,000 seasonal positions at its fulfillment centers across the U.S. this holiday season. Amazon employs more than 20,000 people across its 40 U.S. fulfillment centers and pays its full-time, permanent employees 30 percent more than what traditional retail store employees earn.

•	Amazon has announced 19 new fulfillment centers worldwide to be opened in time to support this year’s holiday demand.

•

North America segment sales, representing amounts earned from retail sales of consumer products (including from sellers) and subscriptions through North America-focused websites, and including amounts earned from Amazon Web Services (AWS), were $7.88 billion, up 33% from third quarter 2011.

•

International segment sales, representing amounts earned from retail sales of consumer products (including from sellers) and subscriptions through internationally-focused websites, were $5.92 billion, up 20% from third quarter 2011. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 27%.

•	Worldwide Media sales grew 11% to $4.60 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 14%.

•

Worldwide Electronics and Other General Merchandise sales grew 36% to $8.56 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 39%.

•

The NASDAQ OMX Group announced the launch of FinQloud, a cloud computing offering powered by AWS and exclusively designed for the financial services industry. FinQloud provides efficient management and storage of financial data to help market participants streamline operations and meet regulatory compliance requirements without making costly capital expenditures for their underlying infrastructure.

•

AWS announced that more than 300 government agencies and 1,500 education institutions are leveraging AWS for a wide range of uses including big data analytics, high performance computing, web and collaboration applications, archiving and storage, and disaster relief. AWS also announced new services and features available in the AWS GovCloud (U.S.) Region, including the addition of high performance computing capabilities.

•

AWS announced Amazon Glacier, a secure, reliable and extremely low cost storage service designed for data archiving and backup. Amazon Glacier is designed for data that is infrequently accessed, yet still important to retain for future reference, and for which retrieval times of several hours are suitable.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 25, 2012. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Fourth Quarter 2012 Guidance

•	Net sales are expected to be between $20.25 billion and $22.75 billion, or to grow between 16% and 31% compared with fourth quarter 2011.

•	Operating income (loss) is expected to be between $(490) million and $310 million, compared with $260 million in the prior year period.

•

This guidance includes approximately $290 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the most-advanced e-reader ever constructed with 62% more pixels and 25% increased contrast, a patented built-in front light for reading in all lighting conditions, extra-long battery life, and a thin and light design. The new latest generation Kindle, the lightest and smallest Kindle, now features new, improved fonts and faster page turns. Kindle Fire HD features a stunning custom high-definition display, exclusive Dolby audio with dual stereo speakers, high-end, laptop-grade Wi-Fi with dual-band support and dual-antennas/MIMO for 40% faster throughput than other tablets, enough storage for HD content, and the latest generation processor and graphics engine—and it is available in two display sizes—7” and 8.9”. The large-screen Kindle Fire HD is also available with 4G wireless, and comes with a groundbreaking $49.99 introductory 4G LTE data package. The all-new Kindle Fire features a 20% faster processor, 40% faster performance, twice the memory, and longer battery life.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, and www.amazon.es. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011	2012	2011
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,335	$2,047	$5,269	$3,777	$2,823	$1,539

OPERATING ACTIVITIES:
Net income (loss)	(274)	63	(137)	454	40	871
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	554	278	1,497	724	1,856	894
Stock-based compensation	217	144	597	397	756	518
Other operating expense (income), net	40	37	118	112	161	140
Losses (gains) on sales of marketable securities, net	(4)	(6)	(8)	(4)	(8)	(4)
Other expense (income), net	157	(38)	153	(39)	137	(56)
Deferred income taxes	(36)	34	(117)	68	(50)	116
Excess tax benefits from stock-based compensation	(66)	—	(190)	(61)	(191)	(84)
Changes in operating assets and liabilities:
Inventories	(647)	(587)	(25)	(517)	(1,285)	(1,211)
Accounts receivable, net and other	(416)	(75)	164	211	(913)	(320)
Accounts payable	1,223	848	(2,856)	(1,687)	1,828	1,755
Accrued expenses and other	96	109	(373)	(9)	703	587
Additions to unearned revenue	472	239	1,251	706	1,609	892
Amortization of previously unearned revenue	(373)	(249)	(975)	(721)	(1,275)	(984)

Net cash provided by (used in) operating activities	943	797	(901)	(366)	3,368	3,114

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(716)	(529)	(1,759)	(1,261)	(2,310)	(1,589)
Acquisitions, net of cash acquired, and other	(37)	(48)	(711)	(656)	(759)	(927)
Sales and maturities of marketable securities and other investments	742	1,964	3,731	5,931	4,643	7,043
Purchases of marketable securities and other investments	(358)	(1,287)	(1,774)	(4,475)	(3,556)	(6,203)

Net cash provided by (used in) investing activities	(369)	100	(513)	(461)	(1,982)	(1,676)

FINANCING ACTIVITIES:

Excess tax benefits from stock-based compensation	66	—	190	61	191	84
Common stock repurchased	—	—	(960)	—	(1,237)	—
Proceeds from long-term debt and other	109	9	300	131	343	173
Repayments of long-term debt, capital lease, and finance lease obligations	(144)	(91)	(437)	(341)	(537)	(440)

Net cash provided by (used in) financing activities	31	(82)	(907)	(149)	(1,240)	(183)
Foreign-currency effect on cash and cash equivalents	40	(39)	32	22	11	29

Net increase (decrease) in cash and cash equivalents	645	776	(2,289)	(954)	157	1,284

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,980	$2,823	$2,980	$2,823	$2,980	$2,823

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$7	$4	$21	$10	$25	$13
Cash paid for income taxes (net of refunds)	21	12	60	18	75	31
Fixed assets acquired under capital leases	207	155	564	566	751	688
Fixed assets acquired under build-to-suit leases	14	54	46	220	85	234

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net product sales (1)	$11,546	$9,382	$33,586	$26,691
Net services sales (2)	2,260	1,494	6,239	3,955

Net sales	13,806	10,876	39,825	30,646

Operating expenses (3):
Cost of sales	10,319	8,325	29,834	23,457
Fulfillment	1,510	1,121	4,161	2,917
Marketing	540	370	1,557	1,037
Technology and content	1,192	769	3,219	2,047
General and administrative	230	175	662	474
Other operating expense (income), net	43	37	121	112

Total operating expenses	13,834	10,797	39,554	30,044

Income (loss) from operations	(28)	79	271	602

Interest income	10	16	32	47
Interest expense	(22)	(17)	(65)	(45)
Other income (expense), net	18	52	(31)	57

Total non-operating income (expense)	6	51	(64)	59

Income (loss) before income taxes	(22)	130	207	661

Provision for income taxes	(83)	(67)	(234)	(205)
Equity-method investment activity, net of tax	(169)	—	(110)	(2)

Net income (loss)	$(274)	$63	$(137)	$454

Basic earnings per share	$(0.60)	$0.14	$(0.30)	$1.00

Diluted earnings per share	$(0.60)	$0.14	$(0.30)	$0.99

Weighted average shares used in computation of earnings per share:
Basic	452	454	452	453

Diluted	460	461	459	460

(1) Represents revenue from the sale of products and related shipping fees and digital content where we are the seller of record.
(2) Represents third-party seller fees earned (including commissions) and related shipping fees, digital content subscriptions, and non-retail activities.
(3) Includes stock-based compensation as follows:

Fulfillment	$56	$35	$149	$91
Marketing	16	10	43	27
Technology and content	112	75	310	211
General and administrative	33	24	95	68

AMAZON.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$(274)	$63	$(137)	$454

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $4, $16, $(17) and $17	30	(212)	16	(46)
Change in unrealized gains on available-for-sale securities, net of tax of $0, $0, $(2) and $3	2	2	4	(5)

Total other comprehensive income (loss)	32	(210)	20	(51)

Comprehensive income (loss)	$(242)	$(147)	$(117)	$403

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
North America
Net sales	$7,884	$5,932	$22,638	$16,804
Segment operating expenses (1)	7,593	5,788	21,655	16,156

Segment operating income	$291	$144	$983	$648

International
Net sales	$5,922	$4,944	$17,187	$13,842
Segment operating expenses (1)	5,981	4,828	17,181	13,379

Segment operating income (loss)	$(59)	$116	$6	$463

Consolidated
Net sales	$13,806	$10,876	$39,825	$30,646
Segment operating expenses (1)	13,574	10,616	38,836	29,535

Segment operating income	232	260	989	1,111
Stock-based compensation	(217)	(144)	(597)	(397)
Other operating income (expense), net	(43)	(37)	(121)	(112)

Income (loss) from operations	(28)	79	271	602
Total non-operating income (expense)	6	51	(64)	59
Provision for income taxes	(83)	(67)	(234)	(205)
Equity-method investment activity, net of tax	(169)	—	(110)	(2)

Net income (loss)	$(274)	$63	$(137)	$454

Segment Highlights:
Y/Y net sales growth:
North America	33%	44%	35%	46%
International	20	44	24	42
Consolidated	27	44	30	44
Y/Y segment operating income growth (decline):
North America	102%	(23)%	52%	(2)%
International	(151)	(46)	(99)	(29)
Consolidated	(11)	(35)	(11)	(15)
Net sales mix:
North America	57%	55%	57%	55%
International	43	45	43	45

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
North America
Media	$2,215	$1,927	$6,285	$5,397
Electronics and other general merchandise	5,061	3,635	14,771	10,435
Other (1)	608	370	1,582	972

Total North America	$7,884	$5,932	$22,638	$16,804

International
Media	$2,385	$2,226	$7,142	$6,373
Electronics and other general merchandise	3,497	2,681	9,924	7,364
Other (1)	40	37	121	105

Total International	$5,922	$4,944	$17,187	$13,842

Consolidated
Media	$4,600	$4,153	$13,427	$11,770
Electronics and other general merchandise	8,558	6,316	24,695	17,799
Other (1)	648	407	1,703	1,077

Total Consolidated	$13,806	$10,876	$39,825	$30,646

Y/Y Net Sales Growth:
North America:
Media	15%	21%	16%	20%
Electronics and other general merchandise	39	56	42	62
Other	64	77	63	79
Total North America	33	44	35	46

International:
Media	7%	27%	12%	24%
Electronics and other general merchandise	30	63	35	63
Other	7	21	15	20
Total International	20	44	24	42

Consolidated:
Media	11%	24%	14%	22%
Electronics and other general merchandise	36	59	39	62
Other	59	70	58	70
Total Consolidated	27	44	30	44

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	12%	17%	15%	15%
Electronics and other general merchandise	39	51	41	51
Other	13	13	20	13
Total International	27	33	29	32

Consolidated:
Media	14%	19%	16%	17%
Electronics and other general merchandise	39	54	41	58
Other	60	69	59	69
Total Consolidated	30	39	32	40

Consolidated Net Sales Mix:
Media	33%	38%	34%	38%
Electronics and other general merchandise	62	58	62	58
Other	5	4	4	4

	100%	100%	100%	100%

(1)	Includes non-retail activities, such as AWS in the North America segment, advertising services, our co-branded credit card agreements, and other seller sites in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,980	$5,269
Marketable securities	2,268	4,307
Inventories	5,065	4,992
Accounts receivable, net and other	2,392	2,571
Deferred tax assets	413	351

Total current assets	13,118	17,490
Fixed assets, net	5,662	4,417
Deferred tax assets	38	28
Goodwill	2,540	1,955
Other assets	1,476	1,388

Total assets	$22,834	$25,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,369	$11,145
Accrued expenses and other	4,236	3,751

Total current liabilities	12,605	14,896
Long-term liabilities	2,676	2,625

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 476 and 473
Outstanding shares — 453 and 455	5	5
Treasury stock, at cost	(1,837)	(877)
Additional paid-in capital	7,863	6,990
Accumulated other comprehensive loss	(296)	(316)
Retained earnings	1,818	1,955

Total stockholders’ equity	7,553	7,757

Total liabilities and stockholders’ equity	$22,834	$25,278

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,114	$3,903	$3,051	$3,222	$3,368	8%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$1,589	$1,811	$1,899	$2,123	$2,310	45%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,525	$2,092	$1,152	$1,099	$1,058	(31%)
Free cash flow — TTM Y/Y growth (decline)	(17%)	(17%)	(39%)	(40%)	(31%)	N/A
Invested capital (1)	$9,147	$9,680	$10,006	$10,250	$10,392	N/A
Return on invested capital (2)	17%	22%	12%	11%	10%	N/A

Common shares and stock-based awards outstanding	469	468	464	468	469	0%
Common shares outstanding	455	455	450	452	453	0%
Stock-based awards outstanding	14	14	13	16	16	12%
Stock-based awards outstanding — % of common shares outstanding	3.2%	3.0%	2.9%	3.6%	3.6%	N/A

Results of Operations
Worldwide (WW) net sales	$10,876	$17,431	$13,185	$12,834	$13,806	27%
WW net sales — Y/Y growth, excluding F/X	39%	34%	34%	32%	30%	N/A
WW net sales — TTM	$43,594	$48,077	$51,404	$54,325	$57,256	31%
WW net sales — TTM Y/Y growth, excluding F/X	39%	37%	37%	35%	33%	N/A

Operating income (loss)	$79	$260	$192	$107	$(28)	(135%)
Operating income — Y/Y growth (decline), excluding F/X	(77%)	(48%)	(38%)	(34%)	(137%)	N/A
Operating margin — % of WW net sales	0.7%	1.5%	1.5%	0.8%	(0.2%)	N/A
Operating income — TTM	$1,076	$862	$732	$637	$531	(51%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(25%)	(44%)	(50%)	(50%)	(48%)	N/A
Operating margin — TTM % of WW net sales	2.5%	1.8%	1.4%	1.2%	0.9%	N/A

Net income (loss)	$63	$177	$130	$7	$(274)	(533%)
Net income (loss) per diluted share	$0.14	$0.38	$0.28	$0.01	$(0.60)	(534%)
Net income — TTM	$871	$631	$561	$377	$40	(95%)
Net income per diluted share — TTM	$1.89	$1.37	$1.22	$0.82	$0.09	(95%)

Segments
North America Segment:
Net sales	$5,932	$9,902	$7,427	$7,326	$7,884	33%
Net sales — Y/Y growth, excluding F/X	44%	37%	36%	36%	33%	N/A
Net sales — TTM	$24,014	$26,705	$28,667	$30,587	$32,540	36%
Operating income	$144	$285	$349	$344	$291	102%
Operating margin — % of North America net sales	2.4%	2.9%	4.7%	4.7%	3.7%	N/A
Operating income — TTM	$943	$933	$991	$1,120	$1,268	34%
Operating income — TTM Y/Y growth, excluding F/X	1%	(2%)	2%	14%	34%	N/A
Operating margin — TTM % of North America net sales	3.9%	3.5%	3.5%	3.7%	3.9%	N/A

International Segment:
Net sales	$4,944	$7,529	$5,758	$5,508	$5,922	20%
Net sales — Y/Y growth, excluding F/X	33%	29%	32%	28%	27%	N/A
Net sales — TTM	$19,580	$21,372	$22,737	$23,738	$24,716	26%
Net sales — TTM % of WW net sales	45%	44%	44%	44%	43%	N/A
Operating income (loss)	$116	$177	$49	$16	$(59)	(151%)
Operating margin — % of International net sales	2.4%	2.4%	0.9%	0.3%	(1.0%)	N/A
Operating income — TTM	$790	$640	$515	$359	$183	(77%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(23%)	(41%)	(49%)	(57%)	(68%)	N/A
Operating margin — TTM % of International net sales	4.0%	3.0%	2.3%	1.5%	0.7%	N/A

Consolidated Segments:
Operating expenses (3)	$10,616	$16,969	$12,787	$12,474	$13,574	28%
Operating expenses — TTM (3)	$41,860	$46,504	$49,899	$52,846	$55,805	33%
Operating income	$260	$462	$398	$360	$232	(11%)
Operating margin — % of Consolidated sales	2.4%	2.7%	3.0%	2.8%	1.7%	N/A
Operating income — TTM	$1,734	$1,573	$1,505	$1,480	$1,451	(16%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(11%)	(21%)	(22%)	(21%)	(15%)	N/A
Operating margin — TTM % of Consolidated net sales	4.0%	3.3%	2.9%	2.7%	2.5%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

						Y/Y %
	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,927	$2,562	$2,197	$1,874	$2,215	15%
Media — Y/Y growth, excluding F/X	21%	8%	17%	18%	15%	N/A
Media — TTM	$7,767	$7,959	$8,270	$8,559	$8,847	14%
Electronics and other general merchandise	$3,635	$6,881	$4,772	$4,937	$5,061	39%
Electronics and other general merchandise — Y/Y growth, excluding F/X	56%	51%	44%	41%	39%	N/A
Electronics and other general merchandise — TTM	$14,992	$17,315	$18,784	$20,226	$21,652	44%
Electronics and other general merchandise — TTM % of North America net sales	62%	65%	66%	66%	67%	N/A
Other	$370	$459	$458	$515	$608	64%
Other — TTM	$1,255	$1,431	$1,613	$1,802	$2,041	63%

Supplemental International Segment Net Sales:
Media	$2,226	$3,447	$2,513	$2,245	$2,385	7%
Media — Y/Y growth, excluding F/X	17%	18%	22%	12%	12%	N/A
Media — TTM	$9,238	$9,820	$10,261	$10,431	$10,590	15%
Electronics and other general merchandise	$2,681	$4,032	$3,203	$3,224	$3,497	30%
Electronics and other general merchandise — Y/Y growth, excluding F/X	51%	41%	42%	42%	39%	N/A
Electronics and other general merchandise — TTM	$10,199	$11,397	$12,314	$13,139	$13,956	37%
Electronics and other general merchandise — TTM % of International net sales	52%	53%	54%	55%	56%	N/A
Other	$37	$50	$42	$39	$40	7%
Other — TTM	$143	$155	$162	$168	$170	19%

Supplemental Worldwide Net Sales:
Media	$4,153	$6,009	$4,710	$4,119	$4,600	11%
Media — Y/Y growth, excluding F/X	19%	14%	19%	15%	14%	N/A
Media — TTM	$17,005	$17,779	$18,531	$18,990	$19,437	14%
Electronics and other general merchandise	$6,316	$10,913	$7,975	$8,161	$8,558	36%
Electronics and other general merchandise — Y/Y growth, excluding F/X	54%	47%	43%	42%	39%	N/A
Electronics and other general merchandise — TTM	$25,191	$28,712	$31,098	$33,365	$35,608	41%
Electronics and other general merchandise — TTM % of WW net sales	58%	60%	60%	61%	62%	N/A
Other	$407	$509	$500	$554	$648	59%
Other — TTM	$1,398	$1,586	$1,775	$1,970	$2,211	58%
Balance Sheet
Cash and marketable securities	$6,326	$9,576	$5,715	$4,970	$5,248	(17%)
Inventory, net — ending	$3,770	$4,992	$4,255	$4,380	$5,065	34%
Inventory turnover, average — TTM	10.8	10.3	10.4	10.1	9.7	(10%)
Fixed assets, net	$3,999	$4,417	$4,653	$5,097	$5,662	42%

Accounts payable — ending	$6,552	$11,145	$6,886	$7,072	$8,369	28%
Accounts payable days — ending	72	74	62	68	75	3%
Other
WW shipping revenue	$360	$531	$461	$469	$517	44%
WW shipping costs	$918	$1,466	$1,129	$1,054	$1,153	26%
WW net shipping costs	$558	$935	$668	$585	$636	14%
WW net shipping costs — % of WW net sales	5.1%	5.4%	5.1%	4.6%	4.6%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	51,300	56,200	65,600	69,100	81,400	59%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.diapers.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir